UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Syntroleum Corporation 2005 Stock Incentive Plan

On April 25, 2005, the stockholders of Syntroleum Corporation (the “Company”), upon recommendation of the Company’s Board of Directors, approved the Syntroleum Corporation 2005 Stock Incentive Plan (the “Plan”) at the Company’s annual meeting of stockholders. The Plan provides for the issuance of up to 6,600,000 shares of common stock of the Company pursuant to the grant of stock options, stock appreciation rights, stock awards (including restricted stock and stock units), which may be based upon performance goals (collectively, “Awards”). Awards will be available for grant to employees, independent contractors and non-employee directors of the Company, except that non-employee directors may only be granted awards of stock appreciation rights, stock options or restricted stock under the Plan.

Reference is made to the Company’s Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders for a more complete description of the Plan. The descriptions of the Plan are qualified in their entirety by the text of the Plan, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Amendment to Consulting Agreement

On April 25, 2005, the stockholders of the Company, upon recommendation of the Company’s Board of Directors, approved the terms of Amendment No. 4 to the Letter Agreement dated October 3, 2003 between the Company and TI Capital Management, effective as of March 21, 2005 (the “Amendment”). The Amendment provides for the issuance of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock to Mr. Ziad Ghandour, a director of the Company and a principal of TI Capital Management, a consultant to the Company, upon the occurrence of certain events specified in the Amendment.

Reference is made to the Company’s Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders for a more complete description of the Amendment. The descriptions of the Amendment are qualified in their entirety by the text of the Amendment, which is filed as Exhibit 10.2 to this report and incorporated by reference herein.

In accordance with the terms of the Amendment, on April 27, 2005, the Company issued to Mr. Ghandour 86,356 shares of the Company’s common stock in connection with the closing of a venture to provide at least $40 million of financing from participants to secure rights to stranded gas fields with associated oil and other hydrocarbons (the “Stranded Gas Venture”). Under the terms of the Amendment, in connection with the closing of the Stranded Gas Venture Mr. Ghandour also was entitled to receive either warrants to purchase shares of our common stock or $500,000 in cash. Mr. Ghandour has elected to receive cash in lieu of the warrants.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

10.1	Syntroleum Corporation 2005 Stock Incentive Plan.

10.2	Amendment No. 4 to Letter Agreement dated October 3, 2003 between Syntroleum Corporation and TI Capital Management, effective as of March 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: April 28, 2005	By:	/s/ Greg G. Jenkins

Greg G. Jenkins
Executive Vice President, Finance & Business Development and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Syntroleum Corporation 2005 Stock Incentive Plan

10.2	Amendment No. 4 to Letter Agreement dated October 3, 2003 between Syntroleum Corporation and TI Capital Management, effective as of March 21, 2005.